Exhibit 10.6

Fax # ●
●, 202●

GOLDEN CREDIT CARD TRUST

Computershare Trust Company of Canada 100 University Avenue, 8th Floor Toronto, Ontario M5J 2Y1

Re:

SWAP Transaction relating to the [●%] Golden Credit Card Trust Credit Card Receivables-Backed [Class A] [Class B] [Class C] [Floating Rate] Notes, Series 202●-● (the “[Class A] [Class B] [Class C] Notes”)

(Our Ref. No. ● / ●)

Dear Sir or Madam:

The purpose of this letter is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This letter constitutes a Confirmation as referred to in the ISDA Master Agreement specified below.

The definitions and provisions contained in the 2006 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

Capitalized terms used but not otherwise defined herein or in the ISDA Master Agreement specified below shall have the meanings given to them in the Series 202●-● purchase agreement dated as of ●, 202●, as amended or otherwise modified from time to time, between Royal Bank of Canada, as Seller and initial Servicer, BNY Trust Company of Canada, as agent, nominee and bare trustee for and on behalf of the Seller, the Co-Owners and the other Persons who from time to time are party to a Series Purchase Agreement, and Golden Credit Card Trust, as the Series Co-Owner, by its trustee Computershare Trust Company of Canada, relating to the Series 202●-● Ownership Interest, or in the supplemental indenture made as of ●, 202●, as amended or otherwise modified from time to time, between Golden Credit Card Trust, by Computershare Trust Company of Canada, as Issuer Trustee, and CIBC Mellon Trust Company, as Indenture Trustee, relating to, inter alia, the [Class A] [Class B] [Class C] Notes.

1. This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement (in respect of the Series 202●-● Notes) dated as of ●, 202●, as amended and supplemented from time to time (the "Agreement") between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

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2. The terms of the particular Transaction to which this Confirmation relates are as follows:-

Notional Amount:

With respect to each Calculation Period and each day during a Calculation Period, the Outstanding Principal Amount (defined in Section 5(a) of this Confirmation) of the [Class A] [Class B] [Class C] Notes as of the Determination Day immediately preceding the applicable Payment Date.

Notwithstanding the foregoing, if the Trust notifies the Bank, at least 5 Business Days before a Payment Date, that, (i) as a result of insufficient funds received by the Trust, the payment to be made by the Trust on such Payment Date in respect of its [Party B] Fixed Amount obligation hereunder is expected to be less than the [Party B] Fixed Amount otherwise owing by Trust, or (ii) as a result of the Trust being unable to pay the full amount owing in respect of its [Party B] Fixed Amount obligation on a previous Payment Date but being able to make a payment in respect of its [Party B] Fixed Amount obligation hereunder for the current Payment Date in an amount greater than the [Party B] Fixed Amount otherwise owing by the Trust on such Payment Date (including any interest on overdue amounts), then in the case of (i) or (ii), the Notional Amount for such Calculation Period in respect of the [Party B] Fixed Amount and the [Party A Fixed] [Floating] Amount shall be the USD equivalent, calculated at the Initial Exchange Rate (defined below) of the amount as determined by the Calculation Agent given (a) the CAD amount that the Trust has available to be paid by it in respect of the fixed rate amount payable by the Trust to the Bank so that the Trust can receive a USD amount to be paid by it to the [Class A] [Class B] [Class C] Noteholders on such Payment Date pursuant to the terms of the Supplemental Indenture (including any interest on overdue amounts) and (b) the [Party B] Fixed Rate Day Count Fraction and [Party B] Fixed Rate as set out in this Confirmation.

Trade Date:	● ●, 202●

Effective Date:	● ●, 202●

Termination Date:	The earlier of (a) the date on which the Outstanding Principal Amount of the [Class A] [Class B] [Class C] Notes has been paid in full, and (b) the Prescription Date.

[Period End Date:	The 15th day of each month during the term of the Transaction, subject to No Adjustment, with the first Period End Date being ●, 202●, and the last Period End Date being the Termination Date.]

Payment Date:	The 15th day of each month during the term of the Transaction, subject to adjustment in accordance with the Following Business Day Convention, with the first Payment Date being ●, 202●, and the last Payment Date being the Termination Date.

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[Party B] Fixed Amounts:

[Party B] Fixed Rate Payer:	GOLDEN CREDIT CARD TRUST (the “Trust” or “Party B”)

[Period End Date:	The 15th day of each month during the term of the Transaction, subject to No Adjustment, with the first Period End Date being ●, 202●, and the last Period End Date being the Termination Date.]

[Party B] Fixed Rate Payer Calculation Amount	The CAD equivalent, calculated at the Initial Exchange Rate (defined below), of the Notional Amount with respect to the applicable Calculation Period.

[Party B] Fixed Amount:

For the initial Payment Date, CAD ● and, for all other Payment Dates, the product of the following:

[Party B] Fixed Rate Day Count Fraction X [Party B] Fixed Rate X [Party B] Fixed Rate Payer Calculation Amount

[Party B] Fixed Rate:	● percent

[Party B] Fixed Rate Day Count Fraction:	[30/360]

Business Day:	Toronto, New York

Fee:	Not Applicable.

[Party A Fixed] [Floating] Amounts:

[Party A Fixed] [Floating] Rate Payer:	[SWAP COUNTERPARTY] (the “Bank” or “Party A”)

[Period End Date:	The 15th day of each month during the term of the Transaction, adjusted for the Following Business Day Convention, with the first Period End Date being ●, 202●, and the last Period End Date being the Termination Date.]

[Party A Fixed] [Floating] Rate Payer Calculation Amount	The Notional Amount with respect to the applicable Calculation Period

[Party A Fixed] [Floating] Amount:

[For the initial Payment Date, USD ● and, for all other Payment Dates, the product of the following:] [The amount calculated on a formula basis in respect of a related Calculation Period as follows:]

[Party A Fixed] [Floating] Rate Day Count Fraction X [Party A Fixed] [Floating] Rate [+ Spread] X [Party A Fixed] [Floating] Rate Payer Calculation Amount

[Floating Rate Option:	The Floating Rate Option means the “Benchmark”, as defined in the Supplemental Indenture and calculated in respect of an Interest Rate Determination Day.]

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[Spread:	● percent]

[Floating Rate for initial Calculation Period:	● percent, excluding Spread, and the Floating Amount for the initial Calculation Period is USD ●]

[Party A Fixed Rate	● percent]

[Party A Fixed] [Floating] Rate Day Count Fraction:	[30/360] [Actual/360]

Business Day:	Toronto, New York

[Compounding:	Not applicable.]

Fee:	[On ●, 202●, Party A shall pay to Party B an amount equal to USD ●.] [Not applicable.]

Initial Exchange:

Initial Exchange Date:	●, 202●, subject to adjustment in accordance with the Following Business Day Convention

Party A Initial Exchange Amount:	CAD ●
Party B Initial Exchange Amount:	USD ●

Initial Exchange Rate	●

Interim Exchange:

Interim Exchange Date:	Each Payment Date following the occurrence of an Amortization Event

Party A Interim Exchange Amount:	The USD equivalent, calculated at the Initial Exchange Rate, of the applicable Party B Interim Exchange Amount

Party B Interim Exchange Amount:	The amount, if any, denominated in CAD, as notified by the Administrative Agent of Party B to Party A at least 5 Business Days before an Interim Exchange Date, which amount represents the principal repayment, if any, to the [Class A] [Class B] [Class C] Noteholders on the applicable Interim Exchange Date

Final Exchange:

Final Exchange Date:	Termination Date subject to adjustment in accordance with the Following Business Day Convention

Party A Final Exchange Amount:	USD ●; provided that if an Amortization Commencement Day has occurred during the Term of this Transaction, the Party A Final Exchange Amount will be the USD equivalent, calculated at the Initial Exchange Rate, of the Party B Final Exchange Amount

Party B Final Exchange Amount:	CAD ●; provided that, if an Amortization Commencement Day has occurred during the Term of this Transaction, the Party B Final Exchange Amount will be the amount, denominated in CAD, as notified by the Administrative Agent of Party B to Party A at least 5 Business Days before the Termination Date, which amount represents the final principal repayment to the [Class A] [Class B] [Class C] Noteholders.

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3. Account Details

CAD Payments to	[SWAP COUNTERPARTY]	[SWAP COUNTERPARTY] SWIFT ID: ● ACCOUNT OF: [SWAP COUNTERPARTY] ACCOUNT#: ● BENEFICIARY SWIFT ID: ●

USD Payments to	[SWAP COUNTERPARTY]	[●] BENEFICIARY ACCOUNT [SWAP COUNTERPARTY] ACCOUNT#: ● BENEFICIARY SWIFT ID:
USD Payments to	GOLDEN CREDIT CARD TRUST	ROYAL BANK OF CANADA, TORONTO ACCOUNT OF GOLDEN CREDIT CARD TRUST SERIES 202●-● NOTE LIQUIDATION ACCOUNT ACCOUNT #: ●

CAD Payments to	GOLDEN CREDIT CARD TRUST	ROYAL BANK OF CANADA, TORONTO ACCOUNT OF GOLDEN CREDIT CARD TRUST SERIES 202●-● DISTRIBUTION ACCOUNT ACCOUNT #: ●

4. Offices:

(a) The Office of GOLDEN CREDIT CARD TRUST for the Transaction is:

Computershare Trust Company of Canada 100 University Avenue, 8th Floor Toronto, Ontario M5J 2Y1

(b) The Office of [SWAP COUNTERPARTY] for the Transaction is:

[Address]

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5. Other.

(a)	As used in this Confirmation, “Outstanding Principal Amount of the [Class A] [Class B] [Class C] Notes” in respect of a day means the aggregate principal amount outstanding of the [Class A] [Class B] [Class C] Notes on the relevant day after giving effect to any repayment of principal on such day.

(b)	For greater certainty, Section 5(a)(i) of the Agreement does not apply to Party B in the case of a failure to pay the [Party B] Fixed Amount hereunder where such failure to pay is caused by the assets then available to Party B being insufficient to make the related payment in full on the relevant Payment Date.

This Confirmation may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case upon your confirmation in the manner prescribed hereunder, will be deemed for all purposes to be a legally binding transaction. This Confirmation may be executed by way of electronic signature (including through an information system) and any such execution of this Confirmation shall be of the same legal effect, validity or enforceability as a manually executed signature.

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing in the space provided below and returning same to us by facsimile transmission, or send to us within two (2) Business Days a letter by facsimile transmission or telex or electronic messaging system similar to this letter which sets forth the material terms of the foregoing Transaction to which this Confirmation relates and which indicates your agreement to those terms.

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[Swap Counterparty] confirms, and GOLDEN CREDIT CARD TRUST acknowledges, that this Confirmation has been executed by [Swap Counterparty] by means of a computer-based system and that such execution shall have the same legal effect as if a signature had been manually written on such Confirmation and that such Confirmation shall be deemed to have been signed by [Swap Counterparty] for the purposes of any statute or rule of law that requires such Confirmation to be signed. The parties acknowledge that in any legal proceedings between them respecting or in any way relating to this Confirmation, each party expressly waives any right to raise any defense or waiver of liability based upon the execution of this Confirmation by [Swap Counterparty] by means of an electronically-produced signature.

Telephone No.:	●	Facsimile No.:	●

[Remainder of page intentionally left blank]

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Yours sincerely,	Confirmed as of the date first written:

For and on behalf of	For and on behalf of

[SWAP COUNTERPARTY]	GOLDEN CREDIT CARD TRUST, by its trustee, Computershare Trust Company of Canada, by its administrative agent, Royal Bank of Canada

By:	By:
Authorized signature

By:	By:
Authorized signature

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ISDA

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

1992 Master Agreement

(in respect of the Series 202●-● Notes)

dated as of ●, 202●

between

[Swap Counterparty]

("Party A")

and

Computershare Trust Company of Canada, as trustee

of Golden Credit Card Trust

("Party B")

Part 1.	Termination Provisions.

(a)	"Specified Entity" means in relation to Party A for the purpose of:-

Section 5(a)(v),	None
Section 5(a)(vi),	None
Section 5(a)(vii),	None
Section 5(b)(iv),	None

in relation to Party B for the purpose of:-

Section 5(a)(v),	None
Section 5(a)(vi),	None
Section 5(a)(vii),	None
Section 5(b)(iv),	None

(b)	"Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)	The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply to Party A and will not apply to Party B.

(d)	The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(e)	The "Cross Default" provisions of Section 5(a)(vi) will not apply to Party A and will not apply to Party B.

(f)	The “Misrepresentation” provisions of Section 5(a)(iv) will not apply to Party A and will not apply to Party B.

(g)	Events of Default.

Section 5 shall be amended as follows:

Section 5(a)(i) shall be amended by deleting the word “third” and replacing it with the word “first”.

Section 5(a)(vii)(2), (7) and (9) will not apply in respect of Party B.

Section 5(a)(vii)(3) will not apply in respect of Party B to the extent it refers to any assignment, arrangement or composition that is effected by or pursuant to the Trust Indenture.

Section 5(a)(vii)(4) will not apply in respect of Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates.

Section 5(a)(vii)(6) will not apply in respect of Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Trust Indenture or (ii) any appointment that Party B has not become subject to.

Section 5(a)(vii)(8) will apply to Party B only to the extent that it applies to Section 5(a)(vii)(1), (3), (4), (5) and (6), as amended above.

(h)	Tax Event and Tax Event Upon Merger.

Section 5(b)(ii) will apply, provided that the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

Section 5(b)(iii) will apply, provided that Party A will not be entitled to designate an Early Termination Date or effect a transfer pursuant to Section 6(b)(ii) by reason of a Tax Event Upon Merger in respect of which it is the Affected Party.

(i)	The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

(j)	The “Default Under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(k)	The "Automatic Early Termination" provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(l)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

Notwithstanding anything to the contrary in this Agreement, upon the designation of an Early Termination Date hereunder, the netting provisions under Section 6(e) shall apply only with respect to a Transaction or group of Transactions entered into in respect of the same class of a series of notes of Party B. For greater certainty, there may be more than one amount calculated pursuant to Section 6(e) of the Agreement but only one net amount will be determined in respect of Transaction(s) entered into relating to a single class of a series of notes of Party B.

(m)	Close-Out Calculations.

If an Early Termination Date is designated at a time when Party A is (A) the Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger, or (B) the Defaulting Party in respect of any Event of Default, paragraphs (i) to (vi) below shall apply:

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is:

(A)	made by a Reference Market-maker that is an Eligible Replacement;

(B)	for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under this Agreement in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date;

(C)	made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included; and

(D)	made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions), as determined by Party B.”

(ii)	If Party B elects to determine whether or not a Firm Offer satisfies the condition in sub-paragraph (D) of Market Quotation, it shall do so in a commercially reasonable manner.

(iii)	The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date:

(A)	if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(B)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(C)	if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and no Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B's Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iv)	At any time on or before the Early Termination Date at which two or more Market Quotations have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use reasonable efforts to do so before the Early Termination Date.

(vi)	For the purpose of determining Unpaid Amounts, any payment or delivery obligation which was (or would have been but for Section 2(a)(iii)) required to be performed pursuant to Paragraph 2 of any Credit Support Annex shall be disregarded.

(n)	"Termination Currency" means United States Dollars.

(n)	Additional Termination Event will apply. Each of the following shall constitute an Additional Termination Event with Party A as the sole Affected Party:

(i)	[DBRS Rating Triggers. Failure of Party A to comply with the requirements of Part 5(20).]

(ii)	[Moody’s First Rating Trigger. Party A’s Moody’s counterparty risk assessment rating falls below “●” , or if Party A does not have a Moody’s counterparty risk assessment rating, its Moody’s Long-term Rating falls below “●”, and in either case, Party A has not, within 30 Local Business Days of the date on which such rating was withdrawn or downgraded, (1) transferred credit support in accordance with the Credit Support Annex, or (2) either transferred to an Eligible Replacement or procured an Eligible Guarantee. ]

(iii)	[Moody’s Second Rating Trigger. Party A’s Moody’s counterparty risk assessment rating falls below “●”, or if Party A does not have a Moody’s counterparty risk assessment rating, its Moody’s Long-term Rating falls below “●”, and in either case, Party A has not, within 30 Local Business Days of the date on which such rating was withdrawn or downgraded, either transferred to an Eligible Replacement or procured an Eligible Guarantee ]

(iv)	[Fitch Rating Triggers. Failure of Party A to comply with the requirements of Part 5(21).]

Part 2.	Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations.

(i)	Party A. For the purposes of Section 3(f) of this Agreement, Party A makes the representations specified below:

(A)	(i) It is a bank organized under the laws of Canada and (ii) it is a foreign corporation for U.S. federal income tax purposes.

(B)	(i) Each payment received or to be received by it will be received by a "foreign person" and a "non-U.S. branch of a foreign person" (as those terms are used in Sections 1.6041-4(a)(4) and 1.1441-4(a)(3)(ii), respectively, of the United States Treasury Regulations), (ii) no part of any payments received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States and (iii) it is fully eligible for the benefits of the "Business Profits" or "Industrial and Commercial Profits" provision, as the case may be, the "Interest" provision or the "Other Income" provision (if any) of the Specified Treaty with respect to any payment described in such provisions and received or to be received by it in connection with this Agreement and no such payment is attributable to a trade or business carried on by it through a permanent establishment in the Specified Jurisdiction.

"Specified Treaty" means the income tax convention or treaty between the Government of Canada and the Government of the United States.

"Specified Jurisdiction" means the United States.

(C)	It is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

(ii)	Party B. For the purposes of Section 3(f) of this Agreement, Party B makes the representations specified below in respect of Golden Credit Card Trust:

(A)	(i) It is a trust organized under the laws of Ontario and (ii) it is a foreign corporation for U.S. federal income tax purposes.

(B)	(i) Each payment received or to be received by it will be received by a “foreign person” and a “non-U.S. branch of a foreign person” (as those terms are used in Sections 1.6041-4(a)(4) and 1.1441-4(a)(3)(ii), respectively, of the United States Treasury Regulations), (ii) no part of any payments received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the United States, (iii) it is not a 10-percent shareholder with respect to Party A within the meaning of Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended and any current or future regulations or official interpretations thereof (the “Code”), and (iv) with respect to any payment under this Agreement that is treated as interest for United States federal income tax purposes, no part of such interest payments received or to be received by it constitutes a payment on an extension of credit made by it pursuant to a loan agreement entered into in its ordinary course of its trade or business, within the meaning of Section 881(c)(3)(A) of the Code.

(C)	It is not a non-resident of Canada for the purposes of the Income Tax Act (Canada).

Part 3.	Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:-

(a)	Tax forms, documents or certificates to be delivered are:-

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A	A U.S. Internal Revenue Service Form W-8BEN-E (or any successor of such Form), completed accurately and in a manner reasonably acceptable to Party B.	(1) Previously delivered on July 8, 2014, (2) promptly upon reasonable demand by Party B, and (3) promptly upon learning that the information on any such previously delivered Form is inaccurate or incorrect.

Party A and Party B	Upon reasonable demand by the other party, any form or document that may be required or reasonably requested in writing in order to allow a payment to be made under this Agreement without any deduction or withholding for or on account of FATCA Withholding Tax, with any such form or document to be accurate and completed in a manner reasonably satisfactory to the other party and to be executed and to be delivered with any reasonably required certification. “FATCA Withholding Tax” means (i) any Tax imposed under Sections 1471 and 1472 of the Internal Revenue Code of 1986, as amended (including the United States Treasury regulations and other guidance issued and any agreements entered into thereunder) or (ii) any Tax imposed pursuant to an intergovernmental agreement to improve tax compliance and to implement FATCA entered into between any relevant authorities on behalf of the United States and Canada, as applicable.	(1) Upon execution of this Agreement, (2) promptly upon reasonable demand by the other party, and (3) promptly upon learning that the information on any such previously delivered form is inaccurate or incorrect; but in no event before the form and content of such forms or other documentation are made known by the U.S. Internal Revenue Service or the relevant authorities in Canada.

Party B	A U.S. Internal Revenue Service Form W-8BEN-E (or any successor of such Form) of Golden Credit Card Trust, completed accurately and in a manner reasonably acceptable to Party A.	(1) Previously delivered on January 9, 2019, (2) promptly upon reasonable demand by Party A, and (3) promptly upon learning that the information on any such previously delivered Form is inaccurate or incorrect.

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B	Any other forms or documents, accurately completed and in a manner reasonably satisfactory to the other party, that may be required or reasonably requested in order to allow the other party to make a payment under this Agreement, including any Credit Support Document, without any deduction or withholding for or on account of any Tax or with such deduction at a reduced rate.	Promptly upon the reasonable demand of such other party.

(b)	Other documents to be delivered are:-

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) representation
Party A	Power of Attorney and Certificate of Incumbency	Upon execution of this Agreement, and, if requested, each Confirmation	Yes

Party A	Copy of extract of resolutions with respect to execution of agreements	Upon execution of this Agreement	Yes

Party B	Copies of the declaration of trust, trust indenture, supplemental indenture and administration agreement relating to Party B certified as at the date hereof as true and in full force and effect	Upon execution of this Agreement	Yes

Party B	A certificate of the administrator of Party B certifying the names, true signatures and authority of the signatories of the administrator signing this Agreement.	Upon execution of this Agreement, and, if requested, each Confirmation	Yes

Party A and Party B	Annual and/or quarterly financial statements	Promptly upon request of the other party	Yes

Part 4.	Miscellaneous.

(a)	Address for Notices. For the purpose of Section 12(a) of this Agreement:

A copy of notices or communications to Party A with respect to this Agreement shall be given to it at the following address:

Address:	[Swap Counterparty]
[Address]
Attention:	●
Facsimile:	●

Address for notices or communications to Party B with respect to this Agreement and any Transactions shall be given to it at the following address:

Address:	Golden Credit Card Trust
c/o Computershare Trust Company of Canada
[100 University Avenue, 8th Floor
Toronto, Ontario
CANADA M5J 2Y1]

Attention:	[Manager, Corporate Trust]
Facsimile No.:	[(416) 981-9777]

with a copy to the Administrative Agent at:

Address:	Royal Bank of Canada, in its capacity
as Administrative Agent for Golden Credit Card Trust
c/o Corporate Treasury
[155 Wellington Street West
14th Floor
Toronto, Ontario
M5V 3K7]

Attention:	Managing Director, Head of Asset Securitization
Facsimile No.:	[(416) 974-8959]

(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:-

Party A appoints as its Process Agent - None

Party B appoints as its Process Agent - None

(c)	Offices. The provisions of Section 10(a) will apply to Party A and Party B; provided, however, that without in any way limiting the effect of the foregoing, each party agrees to deal first with the Office of the other party specified in the Confirmation rather than such party's head or home office with respect to resolving any default that results solely from wire transfer difficulties or an error or omission of an administrative or operational nature. Notwithstanding the foregoing, a party (the "Owed Party") may seek payment from the head or home office of the other party (the "Owing Party") with respect to this Agreement in the event that an amount payable to the Owed Party by the Owing Party pursuant to this Agreement as a result of the designation of an Early Termination Date has not been paid in full when due.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party and shall act through its [Toronto] office.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A, provided that if Party A is a Defaulting Party, Party B may, by given written notice to Party A, appoint a substitute Calculation Agent. With respect to Section 5(a)(ii) of the Agreement, if a party hereto is designated as the Calculation Agent for any Transaction, then Section 5(a)(ii) shall not include any failure by that party to comply with its obligations as Calculation Agent and the sole remedy of the other party for such failure shall be the right, upon notice to the Calculation Agent, to designate itself or a third party as a replacement Calculation Agent.

(f)	Credit Support Document. Credit Support Document means any Eligible Guarantee.

(g)	Credit Support Provider. Credit Support Provider means in relation to Party A, the guarantor under any Eligible Guarantee, and in relation to Party B, none.

(h)	Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(i)	Jurisdiction. In substitution for the provisions of Section 13 (b)(i), each party agrees that any suit, action or proceeding arising out of or relating to this Agreement against it or any of its assets may be brought in the Province of Ontario and hereby attorns to the non-exclusive jurisdiction of such courts over the subject matter of any such suit, action or proceeding.

(j)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.

(k)	"Affiliate" will have the meaning specified in Section 14 of this Agreement; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement.

(l)	Additional Representation will apply. For the purpose of Section 3 of this Agreement, each of the following will constitute an Additional Representation, which will be made by the party indicated below at the times specified below:

(i)       Party B makes the following representations, warranties and covenants to Party A (which representations, warranties and covenants will be deemed to be repeated by Party B at all times until the termination of this Agreement and each Transaction):

Party B is not (x) an "employee benefit plan" as defined in the Employee Retirement Income Security Act of 1974, as amended "ERISA") or a "plan" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (hereinafter, "Plans"), which is subject to Section 406 of ERISA or Section 4975 of the Code, or subject to any other statute, regulation, procedure or restriction that is materially similar to Section 406 of ERISA or Section 4975 of the Code (any such Plan, an "ERISA Plan"), (y) an entity acting on behalf of an ERISA Plan or (z) an entity any of the assets of which constitute assets of an ERISA Plan. If Party B is a Plan, acting on behalf of a Plan, or using the assets of a Plan, neither the actions of Party B hereunder nor the use of such assets hereunder will result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any federal, state or local law applicable to such Plan. Party B will provide notice to Party A in the event that Party B is aware that it is in breach of any aspect of this representation or is aware that with the passing of time, giving of notice or expiry of any applicable grace period it will breach this representation.

Part 5.	Other Provisions.

1.	Definitions. This Agreement, each Confirmation, and each Transaction are subject to the 2006 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., and will be governed in all respects by the provisions set forth in the Definitions with references to "Swap Transaction" therein being a reference to "Transaction" for purposes of this Agreement. The provisions of the Definitions are incorporated by reference in, and made part of, this Agreement as if set forth in full in this Agreement and each Confirmation. In the event of any inconsistency between (i) (A) the provisions of this Schedule and the Master Agreement of which it is a part; and (B) the Definitions, the provisions set forth in this Schedule will prevail; and (ii) in the event of any inconsistency between (A) the provisions of a Confirmation, and (B) any of this Schedule, the Master Agreement or the Definitions, the provisions set forth in the Confirmation will prevail.

For the purpose of this Agreement:

[“DBRS” means DBRS Limited, and includes any successor to its rating business.]

[“DBRS First Rating Trigger” has the meaning given to that term in Part 5(20)(i).]

[“DBRS First Trigger Required Ratings” has the meaning given to that term in Part 5(20)(i).]

[“DBRS Second Rating Trigger” has the meaning given to that term in Part 5(20)(ii).]

[“DBRS Second Trigger Required Ratings” has the meaning given to that term in Part 5(20)(ii).]

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor that is a Financial Institution as principal debtor rather than surety and is directly enforceable by Party B, where (I) such guarantee provides that if a guaranteed obligation cannot be performed without an action being taken by Party A, the guarantor shall use its best endeavours to procure that Party A takes such action, (II) (A) a law firm has given a legal opinion confirming that none of the guarantor's payments to Party B under such guarantee will be subject to deduction or withholding for Tax and such opinion has been addressed to [Fitch, Moody’s, and DBRS], (B) such guarantee provides that, in the event that any of such guarantor's payments to Party B are subject to deduction or withholding for Tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any tax) will equal the full amount Party B would have received had no such deduction or withholding been required or (C) in the event that any payment (the “Primary Payment”) under such guarantee is made net of deduction or withholding for Tax, Party A is required, under this Agreement, to make such additional payment (the “Additional Payment”) as is necessary to ensure that the net amount actually received by Party B from the guarantor (free and clear of any Tax) in respect of the Primary Payment and the Additional Payment will equal the full amount Party B would have received had no such deduction or withholding been required (assuming that the guarantor will be required to make a payment under such guarantee in respect of the Additional Payment) and (III) the guarantor waives any right of set-off in respect of payments under such guarantee.

“Eligible Replacement” means an entity that could lawfully perform the obligations owing to Party B under this Agreement (or its replacement, as applicable) [(i)(A) having the Moody’s Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Moody’s Second Trigger Required Ratings, (ii) (A) having at least one of the DBRS First Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having at least one of the DBRS First Trigger Required Ratings, (iii)(A) having the Fitch Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor having the Fitch Second Trigger Required Ratings,] and (iv) acceptable to Party B.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment vehicle or derivative product company.

[“Fitch” means Fitch Ratings, Inc., and includes any successor to its rating business.]

[“Fitch First Rating Trigger” has the meaning given to that term in Part 5(21)(1)(ii).]

[“Fitch First Trigger Required Ratings” has the meaning given to that term in Part 5(21)(1)(i).]

[“Fitch Long-term Rating” means a derivative counterparty rating, if one is assigned by Fitch, and if not, the long-term issuer default rating assigned by Fitch in respect of an entity's long-term, unsecured and unsubordinated debt obligations.]

[“Fitch Second Rating Trigger” has the meaning given to that term in Part 5(21)(2)(ii).]

[“Fitch Second Trigger Required Ratings” has the meaning given to that term in Part 5(21)(2)(i).]

[“Fitch Short-term Rating” means a short-term rating assigned by Fitch in respect of an entity's short-term, unsecured and unsubordinated debt obligations.]

[“Moody’s” means Moody’s Investors Services, Inc. and includes any successor to its rating business.]

[“Moody’s First Rating Trigger Requirements” means, with respect to when they apply, that the Moody’s First Rating Trigger Requirements shall apply so long as no Relevant Entity has the Moody’s First Trigger Required Ratings.]

[“Moody’s First Trigger Required Ratings” means, with respect to when an entity shall have the Moody’s First Trigger Required Ratings, (A) where such entity is the subject of a Moody’s counterparty risk assessment rating, if such rating is “●” or above, and (B) where such entity is not the subject of a Moody's counterparty risk assessment rating, if its Moody’s Long-term Rating is “●” or above.]

[“Moody's Long-term Rating” means a rating assigned by Moody's under its long-term rating scale in respect of an entity's long-term, unsecured and unsubordinated debt obligations.]

[“Moody’s Second Rating Trigger Requirements” means, with respect to when they apply, that the Moody’s Second Rating Trigger Requirements shall apply so long as no Relevant Entity has the Moody’s Second Trigger Required Ratings.]

[“Moody’s Second Trigger Required Ratings” means, with respect to when an entity shall have the Moody’s Second Trigger Required Ratings, (A) where such entity is the subject of a Moody’s counterparty risk assessment rating, if such rating is “●” or above, and (B) where such entity is not the subject of a Moody’s counterparty risk assessment rating, if its Moody’s Long-term Rating is “●” or above.]

“Relevant Entities” means Party A (that is a Financial Institution) and any guarantor under an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement and “Relevant Entity” means any one of them.

2.	Obligations Binding. For purposes of Section 3(a)(v) the representation as to enforceability of such obligation shall also be subject to the fact that judgments awarded by Canadian courts may only be in Canadian dollars and that such judgments may be awarded based on a rate of exchange in existence on a day other than the day of payment.

3.	Illegality. For purposes of Section 5(b)(i), the obligation of Party A to comply with any official directive issued or given by any government agency or authority with competent jurisdiction which has the result referred to in Section 5(b)(i) will be deemed to be an "Illegality".

4.	Execution. Section 9(e)(ii) of this Agreement is deleted and replaced in its entirety with the following provision:

"(ii) Execution of Transactions. The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by exchange of electronic messages on an electronic messaging system, facsimile transmissions or other delivery, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. With respect to Confirmations created by an exchange of electronic messages, facsimile transmissions or other delivery, only those terms which match and are contained in the messages sent by both parties will form the Confirmation of the Transaction. Where a Transaction is confirmed by means of electronic messaging system (including, without limitation, circumstances where such electronic message is printed and faxed or otherwise delivered by one party to the other party) such confirmation will constitute a 'Confirmation' as referred to in this Agreement even where not so specified in the Confirmation. The location, branch or office of each party to which payment or delivery is required under the terms of a Transaction shall be deemed to be an "Office" for purposes of Section 10 of the Agreement even where the Confirmation does not expressly identify such location, branch or office as an "Office".

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5.	Service of Process. With respect to the provisions of Section 13(c) of the Agreement, the reference therein to Section 12 to the contrary notwithstanding, no consent is given by either party to service of process by telex, facsimile transmission or electronic messaging system.

6.	Equivalency Clause. For the purpose of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Agreement that is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction the numerator of which is the actual number of days in the calendar year in which such yearly rate of interest is to be ascertained and the denominator of which is the number of days comprising such other basis.

7.	Set-Off.

a)	All payments under this Agreement shall be made without set-off or counterclaim, except as expressly provided for in Section 2(c) or Section 6 of the Agreement.

b)	Section 6(e) shall be amended by deleting the last sentence of the first paragraph and replacing it with the following: “Notwithstanding any other provision of this Section, if a party (the “Paying Party”) would, but for this sentence, be required to pay an amount pursuant to this Section, it may, by giving written notice to the other party, cause the amount so payable to be reduced by the lesser of (i) such amount and (ii) the aggregate amount payable to the Paying Party pursuant to any demands made under Section 11 on or before the Early Termination Date.”

8.	Relationship Between Parties. Each party will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

a)	Non Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction. It has not made any representation, nor is it relying on any communication (written or oral) of the other party, with respect to whether, how, when or in what manner a derivative transaction will be hedged; it being understood that this representation expressly supersedes any communication (written or oral) which may have occurred between the parties with respect to whether, how, when or in what manner a derivative transaction may be hedged.

b)	Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming and assumes, the risks of that Transaction.

c)	Status of Parties. The other party is not acting as a fiduciary for or as an advisor to it in respect of that Transaction.

9.	Electronic Signatures. Party A confirms, and Party B acknowledges, that Party A uses a computer-based system to execute certain Confirmations and that each such Confirmation executed by Party A by means of an electronically-produced signature shall have the same legal effect as if such signature had been manually written on such Confirmation and that each such Confirmation shall be deemed to have been signed for the purposes of any statute or rule of law that requires such Confirmation to be signed. The parties acknowledge that in any legal proceedings between them respecting or in any way relating to this Agreement, each party expressly waives any right to raise any defence or waiver of liability based upon the execution of a Confirmation by Party A by means of an electronically-produced signature. This provision shall apply to all Confirmations outstanding as of the date hereof and executed by Party A by means of an electronically-produced signature, and to all Confirmations in respect of Transactions entered into between Party A and Party B after the date hereof.

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10.	Consent to Recording. The parties agree that each may electronically record all telephonic conversations between their trading and marketing personnel and that any such tape recordings may be submitted in evidence in any Proceedings relating to the Agreement. In the event of any dispute between the parties as to the terms of any Transaction governed by this Agreement, the parties may use the electronic recordings as the preferred evidence of the terms of the Transaction, notwithstanding the existence of any writing to the contrary.

11.	No Bankruptcy Petition Against Party B. Party A hereby covenants and agrees that, prior to the date which is one year and one day after the later of (i) the payment in full of all outstanding notes of Party B and (ii) the termination of the Agreement, it will not institute against, or join any other person in instituting against, Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of Canada or any other jurisdiction.

12.	Limitation of Liability. No recourse under or with respect to any obligation, covenant or agreement of Party A or Party B as contained in this Agreement shall be had against any trustee, administrator, incorporator, affiliate, stockholder, member, officer, employee or director of Party A or Party B, as applicable, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of Party A and Party B contained in this Agreement are, in each case, solely the obligations of Party A or Party B, and that no personal liability whatsoever shall attach to or be incurred by any administrator of any trustee, administrator, incorporator, stockholder, member, affiliate, officer, employee or director of Party A or Party B under or by reason of any of the obligations, covenants or agreements of Party A or Party B contained in this Agreement, and that any and all personal liability of every such incorporator, stockholder, member, affiliate, officer, employee or director of Party A or Party B for breaches of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

13.	No Personal Liability/Limited Recourse. This Agreement shall be deemed and construed for all purposes as if made by the administrative agent of Party B in and only in its capacity as agent of the trustee of Party B, which is acting solely in its capacity as trustee of Golden Credit Card Trust. Any liability of the administrative agent or the trustee of Party B under or in connection with this Agreement is non-recourse to the administrative agent and the trustee of Party B in their individual capacities and limited solely to the property of Party B and all payments by Party B in respect of a Transaction shall be made in accordance with, and to the extent permitted by, the supplemental indenture of Party B relating to the notes of Party B in respect of which such Transaction was entered into. No other property or assets of the administrative agent or the trustee of Party B, whether owned by it in its individual capacity or otherwise, will be subject to levy, execution or other enforcement procedure with regard to any obligation under or in connection with this Agreement. Notwithstanding any other provisions hereof, recourse in respect of any obligations of Party B to Party A hereunder will be limited to the Related Asset Interests (as defined in the supplemental indenture made as of ● ●, 202● between Party B and the Indenture Trustee (as may be amended, supplemented or replaced from time to time, the “Supplemental Indenture”), subject to and in accordance with the terms of the priority of payments set forth in 4.01 of the Supplemental Indenture, and on the exhaustion thereof all claims against Party B arising from this Agreement or any other transactions contemplated hereby or thereby shall be extinguished.

14.	Security Interest. Notwithstanding Section 7, Party A hereby agrees and consents to the assignment by way of security by Party B of its interests under this Agreement (without prejudice to, and after giving effect to, any contractual netting provision contained in this Agreement) to CIBC Mellon Trust Company, in its capacity as indenture trustee (the “Indenture Trustee”) under the trust indenture made as of July 9, 1999 between Party B and the Indenture Trustee (as supplemented by a supplemental trust indenture dated as of April 22, 2008 and a second supplemental trust indenture made as of January 26, 2017 and as further amended, supplemented or replaced from time to time, the “Trust Indenture”) pursuant to and in accordance with the Trust Indenture and acknowledges notice of such assignment, it being noted that Party A is not assigning any of its rights hereunder under the Trust Indenture. Each of the parties hereby confirms and agrees that the Indenture Trustee shall not be liable for any of the obligations of Party B hereunder.

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15.	[Moody’s Ratings Downgrade. So long as the Moody’s Second Rating Trigger Requirements apply, in addition to complying with the terms of any Credit Support Annex, Party A will, at its own cost, use commercially reasonable efforts to, as soon as reasonably practicable, procure either (A) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement by a guarantor with the Moody’s Second Trigger Required Ratings or (B) effect a transfer in accordance with Part 5(16) below in this Schedule.]

16.	Transfers.

(a)	Subject to this Part 5(16), neither party may transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without (x) the prior written consent of the other party and (y) complying with Part 5(18) below.

(b)	Subject to Part 5(18) below and to giving prior written notification to Party B, Party A may (at its own cost) transfer all or substantially all its rights and obligations with respect to this Agreement to any other entity (a “Contract Transferee”) that is an Eligible Replacement if:

(x) the Contract Transferee contracts with Party B on terms that (i) have the same effect as the terms of this Agreement in respect of any obligations (whether absolute or contingent) to make payment or delivery after the effective date of such transfer and (ii) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer; and

(y) unless the Contract Transferee contracts with Party B on terms that are identical to the terms of this Agreement (save for any amendments that are necessary to reflect, or are a natural consequence of, the fact that the Contract Transferee is to be substituted for Party A), Party B has determined that the condition in (x)(ii) above is satisfied and has communicated such determination to Party A in writing.

(c)	If party B elects to determine whether or not a transfer satisfies the condition in (b)(x)(ii) above, it shall do so in a commercially reasonable manner.

(d)	Following a transfer in accordance with Part 5(16)(b)(y), all references to Party A shall be deemed to be references to the Contract Transferee.

(e)	Party B may transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement pursuant to the Trust Indenture.

17.	Tax Provisions.

(i)	Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(ii)	Section 2(d)(i)(4) of this Agreement shall be deleted in its entirety and replaced with the words “if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required”.

(iii)	“Tax” as used in Part 2(a) of this Agreement shall not include FATCA Withholding Tax.

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18.	Notifications. Notwithstanding any other provisions of this Agreement, no amendments to this Agreement will be effected, nor may the rights and obligations of Party A be transferred or assigned, without first satisfying the Rating Agency Condition (as such term is defined in the Second Amended and Restated Pooling and Servicing Agreement dated October 30, 2009 between Party A, as servicer and seller, and BNY Trust Company of Canada, as agent, nominee and bare trustee for and on behalf of, among others, the seller).

19.	Additional Representation by Party A. Section 3 is amended by adding the following additional representation by Party A only:

“(h)       Pari Passu. Its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.”

20.	[Downgrade or Withdrawal of Party A’s Rating by DBRS.

(i)	DBRS First Rating Trigger. If no Relevant Entity has (x) a short term unsecured debt rating of at least “●” by DBRS (or its equivalent) or, (y) a long term unsecured debt rating of at least “●” by DBRS (or its equivalent) (such rating thresholds, the “DBRS First Trigger Required Ratings” and such failure, the “DBRS First Rating Trigger”) and the DBRS Second Rating Trigger has not occurred, then within 30 days of such failure (or on the date of this Agreement, if no Relevant Entity has at least one of the DBRS First Trigger Required Ratings as of the date of this Agreement), then such Relevant Entity will, at its own cost, take one of the following remedial actions: (A) transfer credit support in the amount and manner as set forth in any Credit Support Annex, (B) obtain an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor having at least one of the DBRS First Trigger Required Ratings and on terms satisfactory to DBRS, (C) transfer its obligations hereunder to an Eligible Replacement in accordance with Part 5(16) above, or (D) take such other action agreed to between the parties provided that such action satisfies the Rating Agency Condition applicable to DBRS.

(ii)	DBRS Second Rating Trigger. If no Relevant Entity has (x) a short term unsecured debt rating of at least “●” by DBRS (or its equivalent) or, (y) a long term unsecured debt rating of at least “●” or better by DBRS (or its equivalent) (such rating thresholds, the “DBRS Second Trigger Required Ratings” and such failure, the “DBRS Second Rating Trigger”), then within 30 days of such failure, such Relevant Entity will, at its own cost, take one of the following remedial actions: (A) transfer additional credit support in the amount and manner as set forth in any Credit Support Annex, (B) transfer its obligations hereunder to an Eligible Replacement in accordance with Part 5(16) above, or (C) take such other action agreed to between the parties provided that such action satisfies the Rating Agency Condition applicable to DBRS.]

21.	[Downgrade or Withdrawal of Party A’s Rating by Fitch.

1.	Downgrade or Withdrawal by Fitch – First Rating Trigger:

(i)	An entity will have the "Fitch First Trigger Required Ratings" if such entity has a Fitch Short-term Rating of "●" or better or a Fitch Long-term Rating of "●" or better.

(ii)	The "Fitch First Rating Trigger" will occur if no Relevant Entity has the Fitch First Trigger Required Ratings. If the Fitch First Rating Trigger occurs and the Fitch Second Rating Trigger has not occurred, then (A) within 14 calendar days of the occurrence of the Fitch First Rating Trigger, Party A will, at its own cost, provide, or arrange for the provision of, credit support in the amount and manner as set forth in any Credit Support Annex, and (B) within 60 days of the occurrence of the Fitch First Rating Trigger, Party A may (I) obtain an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the Fitch First Trigger Required Ratings or (II) effect a transfer to an Eligible Replacement in accordance with Part 5(16) above.

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2.	Downgrade or Withdrawal by Fitch – Second Rating Trigger:

(i)	An entity will have the "Fitch Second Trigger Required Ratings" if such entity has a Fitch Short-term Rating of "●" or better or a Fitch Long-term Rating of "●" or better.

(ii)	The "Fitch Second Rating Trigger" will occur if no Relevant Entity has the Fitch Second Trigger Required Ratings. If the Fitch Second Rating Trigger occurs, within 14 calendar days after such occurrence, Party A will provide, or arrange for the provision of, credit support in the amount and manner as set forth in any Credit Support Annex. Within 60 calendar days after such occurrence, Party A will also, at its own cost, either (A) obtain an Eligible Guarantee in respect of all of Party A's present and future obligations under this Agreement to be provided by a guarantor having the Fitch Second Trigger Required Ratings or (B) effect a transfer to an Eligible Replacement in accordance with Part 5(16) above.]

22.	Expenses. Section 11 shall be deleted in its entirety and replaced by the following: “A Defaulting Party or an Affected Party (if such Affected Party is Party A) will, on demand, indemnify and hold harmless the other party for and against the Termination Currency Equivalent of all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which such Defaulting Party or Affected Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection and costs incurred in connection with procuring a replacement for this Agreement (other than any amount paid or payable to a replacement counterparty). If, following the making of one or more demands under this Section 11, a reduction is effected pursuant to the last sentence of the first paragraph in Section 6(e), the aggregate amount payable in respect of such demands shall be deemed to be discharged to the extent of the amount of such reduction.

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[Swap Counterparty]	Computershare Trust Company of Canada, as trustee of Golden Credit Card Trust, by its administrative agent, Royal Bank of Canada

By:	By:

Name:	Name:

Title:	Title:

By:

Name:

Title:

(Bilateral Form – Transfer)[1]	(ISDA Agreements Subject to English Law)[2]

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of_____________________

between

and
("Party A")		("Party B")

This Annex supplements, forms part of, and is subject to, the ISDA Master Agreement referred to above and is part of its Schedule. For the purposes of this Agreement, including, without limitation, Sections l(c), 2(a), 5 and 6, the credit support arrangements set out in this Annex constitute a Transaction (for which this Annex constitutes the Confirmation).

Paragraph 1. Interpretation

Capitalised terms not otherwise defined in this Annex or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 10, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 11 and the other provisions of this Annex, Paragraph 11 will prevail. For the avoidance of doubt, references to "transfer" in this Annex mean, in relation to cash, payment and, in relation to other assets, delivery.

1       This document is not intended to create a charge or other security interest over the assets transferred under its terms. Persons intending to establish a collateral arrangement based on the creation of a charge or other security interest should consider using the ISDA Credit Support Deed (English law) or the ISDA Credit Support Annex (New York law), as appropriate.

2       This Credit Support Annex has been prepared for use with ISDA Master Agreements subject to English law. Users should consult their legal advisers as to the proper use and effect of this form and the arrangements it contemplates. In particular, users should consult their legal advisers if they wish to have the Credit Support Annex made subject to a governing law other than English law or to have the Credit Support Annex subject to a different governing law than that governing the rest of the ISDA Master Agreement (e.g., English law for the Credit Support Annex and New York law for the rest of the ISDA Master Agreement).

Copyright© 1995 by International Swaps and Derivatives Association, Inc.

Paragraph 2. Credit Support Obligations

(a)            Delivery Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferee on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Transferor's Minimum Transfer Amount, then the Transferor will transfer to the Transferee Eligible Credit Support having a Value as of the date of transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 11(b)(iii)(D)). Unless otherwise specified in Paragraph 11(b), the "Delivery Amount" applicable to the Transferor for any Valuation Date will equal the amount by which:

(i)         the Credit Support Amount

exceeds

(ii)         the Value as of that Valuation Date of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date).

(b)            Return Amount. Subject to Paragraphs 3 and 4, upon a demand made by the Transferor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Transferee's Minimum Transfer Amount, then the Transferee will transfer to the Transferor Equivalent Credit Support specified by the Transferor in that demand having a Value as of the date of transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 11(b)(iii)(D)) and the Credit Support Balance will, upon such transfer, be reduced accordingly. Unless otherwise specified in Paragraph 11(b), the "Return Amount" applicable to the Transferee for any Valuation Date will equal the amount by which:

(i)         the Value as of that Valuation Date of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in either case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date)

exceeds

(ii)         the Credit Support Amount.

Paragraph 3. Transfers, Calculations and Exchanges

(a)            Transfers. All transfers under this Annex of any Eligible Credit Support, Equivalent Credit Support, Interest Amount or Equivalent Distributions shall be made in accordance with the instructions of the Transferee or Transferor, as applicable, and shall be made:

(i)         in the case of cash, by transfer into one or more bank accounts specified by the recipient;

2	ISDA® 1995

(ii)         in the case of certificated securities which cannot or which the parties have agreed will not be delivered by book-entry, by delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, transfer tax stamps and any other documents necessary to constitute a legally valid transfer of the transferring party's legal and beneficial title to the recipient; and

(iii)          in the case of securities which the parties have agreed will be delivered by book-entry, by the giving of written instructions (including, for the avoidance of doubt, instructions given by telex, facsimile transmission or electronic messaging system) to the relevant depository institution or other entity specified by the recipient, together with a written copy of the instructions to the recipient, sufficient, if complied with, to result in a legally effective transfer of the transferring party's legal and beneficial title to the recipient.

Subject to Paragraph 4 and unless otherwise specified, if a demand for the transfer of Eligible Credit Support or Equivalent Credit Support is received by the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the date such demand is received; if a demand is received after the Notification Time, then the relevant transfer will be made not later than the close of business on the Settlement Day relating to the day after the date such demand is received.

(b)           Calculations. All calculations of Value and Exposure for purposes of Paragraphs 2 and 4(a) will be made by the relevant Valuation Agent as of the relevant Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or, in the case of Paragraph 4(a), following the date of calculation).

(c)           Exchanges.

(i)          Unless otherwise specified in Paragraph 11, the Transferor may on any Local Business Day by notice inform the Transferee that it wishes to transfer to the Transferee Eligible Credit Support specified in that notice (the "New Credit Support") in exchange for certain Eligible Credit Support (the "Original Credit Support") specified in that notice comprised in the Transferor's Credit Support Balance.

(ii)          If the Transferee notifies the Transferor that it has consented to the proposed exchange, (A) the Transferor will be obliged to transfer the New Credit Support to the Transferee on the first Settlement Day following the date on which it receives notice (which may be oral telephonic notice) from the Transferee of its consent and (B) the Transferee will be obliged to transfer to the Transferor Equivalent Credit Support in respect of the Original Credit Support not later than the Settlement Day following the date on which the Transferee receives the New Credit Support, unless otherwise specified in Paragraph 11(d) (the "Exchange Date"); provided that the Transferee will only be obliged to transfer Equivalent Credit Support with a Value as of the date of transfer as close as practicable to, but in any event not more than, the Value of the New Credit Support as of that date.

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Paragraph 4. Dispute Resolution

(a)            Disputed Calculations or Valuations. If a party (a "Disputing Party") reasonably disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, then:

(1)           the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following, in the case of (I) above, the date that the demand is received under Paragraph 2 or, in the case of (II) above, the date of transfer;

(2)           in the case of (I) above, the appropriate party will transfer the undisputed amount to the other party not later than the close of business on the Settlement Day following the date that the demand is received under Paragraph 2;

(3)            the parties will consult with each other in an attempt to resolve the dispute; and

(4)            if they fail to resolve the dispute by the Resolution Time, then:

(i)             in the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 11(c), the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A)           utilising any calculations of that part of the Exposure attributable to the Transactions that the parties have agreed are not in dispute;

(B)           calculating that part of the Exposure attributable to the Transactions in dispute by seeking four actual quotations at mid-market from Reference Market- makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction, then fewer than four quotations may be used for that Transaction, and if no quotations are available for a particular Transaction, then the Valuation Agent's original calculations will be used for the Transaction; and

(C)           utilising the procedures specified in Paragraph 11(e)(ii) for calculating the Value, if disputed, of the outstanding Credit Support Balance;

(ii)            in the case of a dispute involving the Value of any transfer of Eligible Credit Support or Equivalent Credit Support, the Valuation Agent will recalculate the Value as of the date of transfer pursuant to Paragraph 11(e)(ii).

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) as soon as possible but in any event not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following such notice given by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraph 3(a), make the appropriate transfer.

4	ISDA® 1995

(b)            No Event of Default. The failure by a party to make a transfer of any amount which is the subject of a dispute to which Paragraph 4(a) applies will not constitute an Event of Default for as long as the procedures set out in this Paragraph 4 are being carried out. For the avoidance of doubt, upon completion of those procedures, Section 5(a)(i) of this Agreement will apply to any failure by a party to make a transfer required under the final sentence of Paragraph 4(a) on the relevant due date.

Paragraph 5. Transfer of Title, No Security Interest, Distributions and Interest Amount

(a)            Transfer of Title. Each party agrees that all right, title and interest in and to any Eligible Credit Support, Equivalent Credit Support, Equivalent Distributions or Interest Amount which it transfers to the other party under the terms of this Annex shall vest in the recipient free and clear of any liens, claims, charges or encumbrances or any other interest of the transferring party or of any third person (other than a lien routinely imposed on all securities in a relevant clearance system).

(b)            No Security Interest. Nothing in this Annex is intended to create or does create in favour of either party any mortgage, charge, lien, pledge, encumbrance or other security interest in any cash or other property transferred by one party to the other party under the terms of this Annex.

( c)           Distributions and Interest Amount.

(i)            Distributions. The Transferee will transfer to the Transferor not later than the Settlement Day following each Distributions Date cash, securities or other property of the same type, nominal value, description and amount as the relevant Distributions ("Equivalent Distributions") to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

(ii)            Interest Amount. Unless otherwise specified in Paragraph 11(f)(iii), the Transferee will transfer to the Transferor at the times specified in Paragraph 11(f)(ii) the relevant Interest Amount to the extent that a Delivery Amount would not be created or increased by the transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed a Valuation Date for this purpose).

Paragraph 6. Default

If an Early Termination Date is designated or deemed to occur as a result of an Event of Default in relation to a party, an amount equal to the Value of the Credit Support Balance, determined as though the Early Termination Date were a Valuation Date, will be deemed to be an Unpaid Amount due to the Transferor (which may or may not be the Defaulting Party) for purposes of Section 6(e). For the avoidance of doubt, if Market Quotation is the applicable payment measure for purposes of Section 6(e), then the Market Quotation determined under Section 6(e) in relation to the Transaction constituted by this Annex will be deemed to be zero, and, if Loss is the applicable payment measure for purposes of Section 6(e), then the Loss determined under Section 6(e) in relation to the Transaction will be limited to the Unpaid Amount representing the Value of the Credit Support Balance.

5	ISDA® 1995

Paragraph 7. Representation

Each party represents to the other party (which representation will be deemed to be repeated as of each date on which it transfers Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions) that it is the sole owner of or otherwise has the right to transfer all Eligible Credit Support, Equivalent Credit Support or Equivalent Distributions it transfers to the other party under this Annex, free and clear of any security interest, lien, encumbrance or other restriction (other than a lien routinely imposed on all securities in a relevant clearance system).

Paragraph 8. Expenses

Each party will pay its own costs and expenses (including any stamp, transfer or similar transaction tax or duty payable on any transfer it is required to make under this Annex) in connection with performing its obligations under this Annex, and neither party will be liable for any such costs and expenses incurred by the other party.

Paragraph 9. Miscellaneous

(a)            Default Interest. Other than in the case of an amount which is the subject of a dispute under Paragraph 4(a), if a Transferee fails to make, when due, any transfer of Equivalent Credit Support, Equivalent Distributions or the Interest Amount, it will be obliged to pay the Transferor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value on the relevant Valuation Date of the items of property that were required to be transferred, from (and including) the date that the Equivalent Credit Support, Equivalent Distributions or Interest Amount were required to be transferred to (but excluding) the date of transfer of the Equivalent Credit Support, Equivalent Distributions or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)           Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(c)            Demands and Notices. All demands and notices given by a party under this Annex will be given as specified in Section 12 of this Agreement.

(d)            Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 11 also may be specified in one or more Confirmations or other documents and this Annex will be constrned accordingly.

Paragraph 10. Definitions

As used in this Annex:

"Base Currency" means the currency specified as such in Paragraph 11(a)(i).

6	ISDA® 1995

"Base Currency Equivalent" means, with respect to an amount on a Valuation Date, in the case of an amount denominated in the Base Currency, such Base Currency amount and, in the case of an amount denominated in a currency other than the Base Currency (the "Other Currency"), the amount of Base Currency required to purchase such amount of the Other Currency at the spot exchange rate determined by the Valuation Agent for value on such Valuation Date.

"Credit Support Amount" means, with respect to a Transferor on a Valuation Date, (i) the Transferee's Exposure plus (ii) all Independent Amounts applicable to the Transferor, if any, minus (iii) all Independent Amounts applicable to the Transferee, if any, minus (iv) the Transferor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

"Credit Support Balance" means, with respect to a Transferor on a Valuation Date, the aggregate of all Eligible Credit Support that has been transferred to or received by the Transferee under this Annex, together with any Distributions and all proceeds of any such Eligible Credit Support or Distributions, as reduced pursuant to Paragraph 2(b), 3(c)(ii) or 6. Any Equivalent Distributions or Interest Amount (or portion of either) not transferred pursuant to Paragraph 5(c)(i) or (ii) will form part of the Credit Support Balance.

"Delivery Amount" has the meaning specified in Paragraph 2(a).

"Disputing Party" has the meaning specified in Paragraph 4.

"Distributions" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would be entitled from time to time.

"Distributions Date" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which a holder of such Eligible Credit Support is entitled to receive Distributions or, if that date is not a Local Business Day, the next following Local Business Day.

"Eligible Credit Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 11(b)(ii) including, in relation to any securities, if applicable, the proceeds of any redemption in whole or in part of such securities by the relevant issuer.

"Eligible Currency" means each currency specified as such in Paragraph 11(a)(ii), if such currency is freely available.

"Equivalent Credit Support" means, in relation to any Eligible Credit Support comprised in the Credit Support Balance, Eligible Credit Support of the same type, nominal value, description and amount as that Eligible Credit Support.

"Equivalent Distributions" has the meaning specified in Paragraph 5(c)(i).

"Exchange Date" has the meaning specified in Paragraph 11(d).

7	ISDA® 1995

"Exposure" means, with respect to a party on a Valuation Date and subject to Paragraph 4 in the case of a dispute, the amount, if any, that would be payable to that party by the other party (expressed as a positive number) or by that party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(1) of this Agreement if all Transactions (other than the Transaction constituted by this Annex) were being terminated as of the relevant Valuation Time, on the basis that (i) that party is not the Affected Party and (ii) the Base Currency is the Termination Currency; provided that Market Quotations will be determined by the Valuation Agent on behalf of that party using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11 (b)(iii)(A); if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the Base Currency Equivalents of the amounts of interest determined for each relevant currency and calculated for each day in that Interest Period on the principal amount of the portion of the Credit Support Balance comprised of cash in such currency, determined by the Valuation Agent for each such day as follows:

(x)	the amount of cash in such currency on that day; multiplied by

(y)	the relevant Interest Rate in effect for that day; divided by

(z)	360 (or, in the case of pounds sterling, 365).

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was transferred (or, if no Interest Amount has yet been transferred, the Local Business Day on which Eligible Credit Support or Equivalent Credit Support in the form of cash was transferred to or received by the Transferee) to (but excluding) the Local Business Day on which the current Interest Amount is transferred.

"Interest Rate" means, with respect to an Eligible Currency, the rate specified in Paragraph 11(f)(i) for that currency.

"Local Business Day", unless otherwise specified in Paragraph 11(h), means:

(i)            in relation to a transfer of cash or other property (other than securities) under this Annex, a day on which commercial hanks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment;

(ii)            in relation to a transfer of securities under this Annex, a day on which the clearance system agreed between the parties for delivery of the securities is open for the acceptance and execution of settlement instructions or, if delivery of the securities is contemplated by other means, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place(s) agreed between the parties for this purpose;

8	ISDA® 1995

(iii)            in relation to a valuation under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of location of the Valuation Agent and in the place(s) agreed between the parties for this purpose; and

(iv)           in relation to any notice or other communication under this Annex, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place specified in the address for notice most recently provided by the recipient.

"Minimum Transfer Amount" means, with respect to a party, the amount specified as such for that party in Paragraph 11(b)(iii)(C); if no amount is specified, zero.

"New Credit Support" has the meaning specified in Paragraph 3(c)(i).

"Notification Time" has the meaning specified in Paragraph 11(c)(iv).

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 4; provided, however, that if a subsequent Valuation Date occurs under Paragraph 2 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 2.

"Resolution Time" has the meaning specified in Paragraph 11(c)(i).

"Return Amount" has the meaning specified in Paragraph 2(b).

"Settlement Day" means, in relation to a date, (i) with respect to a transfer of cash or other property (other than securities), the next Local Business Day and (ii) with respect to a transfer of securities, the first Local Business Day after such date on which settlement of a trade in the relevant securities, if effected on such date, would have been settled in accordance with customary practice when settling through the clearance system agreed between the parties for delivery of such securities or, otherwise, on the market in which such securities are principally traded (or, in either case, if there is no such customary practice, on the first Local Business Day after such date on which it is reasonably practicable to deliver such securities).

"Threshold" means, with respect to a party, the Base Currency Equivalent of the amount specified as such for that party in Paragraph 11(b)(iii)(B); if no amount is specified, zero.

"Transferee" means, in relation to each Valuation Date, the party in respect of which Exposure is a positive number and, in relation to a Credit Support Balance, the party which, subject to this Annex, owes such Credit Support Balance or, as the case may be, the Value of such Credit Support Balance to the other party.

"Transferor" means, in relation to a Transferee, the other party.

"Valuation Agent" has the meaning specified in Paragraph 11(c)(i),

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 11(c)(ii).

9	ISDA® 1995

"Valuation Percentage" means, for any item of Eligible Credit Support, the percentage specified m Paragraph 11(b)(ii).

"Valuation Time" has the meaning specified in Paragraph 11(c)(iii).

"Value" means, for any Valuation Date or other date for which Value is calculated, and subject to Paragraph 4 in the case of a dispute, with respect to:

(i)             Eligible Credit Support comprised in a Credit Support Balance that is:

(A)             an amount of cash, the Base Currency Equivalent of such amount multiplied by the applicable Valuation Percentage, if any; and

(B)             a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any; and

(ii)             items that are comprised in a Credit Support Balance and are not Eligible Credit Support, zero.

10	ISDA® 1995

[Swap Counterparty] (Party A) and

Golden Credit Card Trust (Party B)

Credit Support Annex/Paragraph 11/One-Way

(in respect of the Series 202●-● Notes)

Paragraph 11. Elections and Variables

(a)	Base Currency and Eligible Currency.

(i)	"Base Currency" means USD.

(ii)	"Eligible Currency" means the Base Currency and CAD.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)	"Delivery Amount" shall have the meaning specified in Paragraph 2(a), except that:

(i)	the words “upon a demand made by the Transferee on or promptly following a Valuation Date” shall be deleted and the word “that” on the second line of Paragraph 2(a) shall be replaced with the word “a”;

(ii)	the sentence beginning “Unless otherwise specified in Paragraph 11(b)” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Transferor for any Valuation Date will equal the greatest of:

[(1) the amount by which the Moody’s Credit Support Amount exceeds the Value (determined using the Moody’s Valuation Percentages) of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date);

(2) the amount by which the DBRS Credit Support Amount exceeds the Value (determined using DBRS Valuation Percentages) of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date); and

(3) the amount by which the Fitch Credit Support Amount exceeds the Value (determined using the Fitch Valuation Percentages) of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date);]

(iii)	if, on any Valuation Date, the Delivery Amount equals or exceeds the Transferor’s Minimum Transfer Amount, the Transferor will transfer to the Transferee sufficient Eligible Credit Support to ensure that, immediately following such transfer, the Delivery Amount shall be zero.

(B)	"Return Amount" shall have the meaning specified in Paragraph 2(b), except that:

(i)	the sentence beginning “Unless otherwise specified in Paragraph 11(b)” shall be deleted in its entirety and replaced by the following:

“The “Return Amount” applicable to the Transferee for any Valuation Date will equal the least of:

[(1) the amount by which (a) the Value (determined using the Moody’s Valuation Percentages) of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) Moody’s Credit Support Amount;

(2) the amount by which (a) the Value (determined using the DBRS Valuation Percentages) of the Transferor’s Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) the DBRS Credit Support Amount.”;

(3) the amount by which (a) the Value (determined using the Fitch Valuation Percentages) of the Transferor's Credit Support Balance (adjusted to include any prior Delivery Amount and to exclude any prior Return Amount, the transfer of which, in each case, has not yet been completed and for which the relevant Settlement Day falls on or after such Valuation Date) exceeds (b) Fitch Credit Support Amount; and]

(ii)	in no event shall the Transferee be required to transfer any Equivalent Credit Support under Paragraph 2(b) if, immediately following such transfer, the Delivery Amount would be greater than zero.

(C)	"Credit Support Amount" shall not apply.

(ii)	Eligible Credit Support. The following items will qualify as "Eligible Credit Support" for the party specified:

[“DBRS Valuation Percentages” means, in respect of each instrument in the table below, so long as the DBRS Threshold for Party A is zero and a DBRS First Rating Trigger or a DBRS Second Rating Trigger has occurred, the corresponding percentage in the column headed “DBRS”.

		DBRS
Instrument	Party A	FIRST TRIGGER	SECOND TRIGGER
U.S. Dollar Cash	[X]	100%	100%
CAD Cash	[X]	86%	86%
U.S. Dollar Denominated Negotiable Treasury Debt issued by the U.S. Treasury Department with local and foreign currency issuer ratings equal to or better than “AA(low)” by DBRS and with remaining maturity:
Not more than 1 year	[X]	99.7%	99%
More than 1 year but not more than 3 years	[X]	99%	98%
More than 3 years but not more than 5 years	[X]	98.5%	96.5%
More than 5 years but not more than 7 years	[X]	98%	95%
More than 7 years but not more than 10 years	[X]	97.5%	93%
More than 10 years but not more than 20 years	[X]	97%	90%
More than 20 years	[X]	96%	86%]

[“Moody's Valuation Percentage” means, in respect of each instrument in the table below, so long as the Moody's Threshold for Party A is zero, the corresponding percentage in the table below.

		MOODY’S
Instrument	Party A
U.S. Dollar Cash	[X]	100%
CAD Cash	[X]	100%
U.S. Dollar Denominated Fixed-Rate Negotiable Treasury Debt issued by the U.S. Treasury Department with remaining maturity:
Not more than 1 year	[X]	100%
More than 1 year but not more than 2 years	[X]	99%
More than 2 years but not more than 3 years	[X]	98%
More than 3 years but not more than 5 years	[X]	97%
More than 5 years but not more than 7 years	[X]	96%
More than 7 years but not more than 10 years	[X]	94%
More than 10 years but not more than 15 years	[X]	90%
More than 15 years but not more than 20 years	[X]	90%
More than 20 years	[X]	88%
U.S. Dollar Denominated Floating-Rate Negotiable Treasury Debt Issued by the U.S. Treasury Department with remaining maturity:
Not more than 1 year	[X]	99%
More than 1 year but not more than 3 years	[X]	99%

		MOODY’S
Instrument	Party A
More than 3 years but not more than 5 years	[X]	99%
More than 5 years but not more than 7 years	[X]	99%
More than 7 years but not more than 10 years	[X]	99%
More than 10 years but not more than 15 years	[X]	99%
More than 15 years but not more than 20 years	[X]	99%
More than 20 years	[X]	99%]

[“Fitch Valuation Percentage” means, in respect of each instrument in the table below, so long as the Fitch Threshold for Party A is zero, the corresponding percentage in the table below, depending on whether the Series 202●-● Notes are rated “●” or higher, or “●” or lower.

		FITCH
Instrument	Party A	Highest rated Note “AA-sf” or higher	Highest rated Note “A+sf” or lower
U.S. Dollar Cash	[X]	100%	100%
CAD Cash	[X]	86%	90.5%
U.S. Dollar Denominated Negotiable Treasury Debt issued by the U.S. Treasury Department rated at least AA- and F1+ with remaining maturity:
Not more than 1 year	[X]	97.5%	98%
More than 1 year but not more than 3 years	[X]	96%	97%
More than 3 years but not more than 5 years	[X]	93.5%	94.5%
More than 5 years but not more than 7 years	[X]	93%	94%
More than 7 years but not more than 10 years	[X]	91%	92.5%
More than 10 years but not more than 30 years	[X]	80%	87%]

(iii)	Thresholds.

(A)	"Independent Amount" means with respect to Party A: zero

(B)	["DBRS Threshold" means with respect to Party A: not applicable, provided that the DBRS Threshold with respect to Party A shall be zero so long as DBRS First Rating Trigger has occurred and has been continuing for at least 30 calendar days.]

["Moody’s Threshold" means, with respect to Party A, (A) so long as the Moody’s First Rating Trigger Requirements apply and either (i) the Moody’s First Rating Trigger Requirements have applied continuously since this Annex was executed or (ii) at least 30 calendar days have elapsed since the last time the Moody’s First Rating Trigger Requirements did not apply, zero and (B) at any other time, not applicable, and with respect to Party B, not applicable.]

["Fitch Threshold" means, with respect to Party A, (A) so long as the Fitch First Rating Trigger applies and either (i) the Fitch First Rating Trigger has applied continuously since this Annex was executed or (ii) at least 14 calendar days have elapsed since the last time the Fitch First Rating Trigger has applied, zero and (B) at any other time, not applicable, and with respect to Party B, not applicable.]

(C)	"Minimum Transfer Amount" means with respect to Party A and Party B: USD 50,000.00.

(D)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of USD 10,000 and the Return Amount will be rounded down to the nearest integral multiple of USD 10,000.

(iv)	"Exposure" has the meaning specified in Paragraph 10, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(m) (Close-Out Calculations) of the Schedule is deleted)” shall be inserted, (2) at the end of the definition of “Exposure”, the words “without assuming that the terms of such Replacement Transactions are materially less beneficial for the Transferee than the terms of this Agreement” shall be added, and (3) for purposes of determining the Exposure of a party, no netting of Transactions (or Swap Transactions) shall apply.

(c)	Valuation and Timing.

(i)            "Valuation Agent" means Party A.

(ii)           "Valuation Date" means each Local Business Day on which any of the DBRS Threshold or the Moody’s Threshold or the Fitch Threshold is zero.

(iii)          "Valuation Time" means the close of business on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will, as far as practicable, be made as of approximately the same time on the same date.

(iv)	"Notification Time" means 11:00 a.m., Toronto time, on a Local Business Day.

(v)           “Calculations”. Paragraph 3(b) shall be amended by inserting the words “, DBRS Credit Support Amount, Moody’s Credit Support Amount, Fitch Credit Support Amount” after the word “Value”.

(vi)          “Value”. Paragraph (i)(B) of the definition of “Value” shall be deleted in its entirety and replaced with the following: “(i)(B) a security, the Base Currency Equivalent of the bid price obtained by the Valuation Agent (or, if the Valuation Agent is a Defaulting Party and the Transferee has, by way of written notice to the Valuation Agent, nominated another entity to calculate the Value of securities, such entity) multiplied by the applicable Valuation Percentage, if any; and”.

(d)	Exchange Date.

"Exchange Date" has the meaning specified in Paragraph 3(c)(ii).

(e)	Dispute Resolution.

(i)            "Resolution Time" means 1:00 p.m., Toronto time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 4.

(ii)           Value. For the purpose of Paragraphs 4(a)(4)(i)(C) and 4(a)(4)(ii), on any date the Value of the outstanding Credit Support Balance or of any transfer of Eligible Credit Support or Equivalent Credit Support, as the case may be, will be calculated as follows:

(a)	with respect to any Eligible Credit Support or Equivalent Credit Support comprising securities (“Securities”) the Base Currency Equivalent of the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; and (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Transferor pursuant to Paragraph 5(c)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date, multiplied by the applicable Valuation Percentage with respect to such Securities; and

(b)	with respect to any cash, the Base Currency Equivalent of the amount thereof multiplied by the applicable Valuation Percentage.

(iii)          Alternative. The provisions of Paragraph 4 will apply.

(f)	Distributions and Interest Amount.

(i)            Interest Rate. The "Interest Rate" means, in relation to each Interest Period, Not Applicable.

(ii)           Transfer of Interest Amount. The Interest Amount will be transferred on the first Local Business Day of each calendar month. The “Interest Amount” definition in Paragraph 10 will be replaced with the following:

“Interest Amount” means, for an Interest Period, any amount of interest received (net of any deduction or withholding for or on account of any Tax) by the holder of the Posted Credit Support during the Interest Period on the principal amount of the portion of the Posted Credit Support in the form of Cash. The Interest Amount may be expressed as a negative or positive value, which may result in a negative Interest Amount or a positive Interest Amount. For greater certainty, Party B agrees to transfer the positive Interest Amount and Party A agrees to Transfer the absolute value of the negative Interest Amount, as applicable

(iii)          Alternative to Interest Amount. Not applicable.

(iv)          "Distributions" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance consisting of securities, all principal, interest and other payments and distributions of cash or other property received (net of any deduction or withholding for or on account of any tax) by the Transferee from time to time.

(v)           "Distribution Date" means, with respect to any Eligible Credit Support comprised in the Credit Support Balance other than cash, each date on which the Transferee receives Distributions or, if that date is not a Valuation Date, the next following Valuation Date.

(vi)          Transfer of Distributions. The Transferee shall only be obliged to transfer Equivalent Distributions under Paragraph 5(c)(i) if the Valuation Agent has confirmed in writing that no Delivery Amount would be created or increased by the transfer (and the date of calculation will be deemed a Valuation Date for this purpose).

(g)	Addresses for Transfers.

Party A:

US Cash:	c/o ● Account ● For the account ● Reference: Golden Credit Card Trust

U.S. Securities Deposit:	ABA #● c/o ● Account Name: ●

Party B:

US Cash:	Royal Bank of Canada
Account ●
For the account of Golden Credit Card Trust
Series 202●-● Swap Collateral Account
RBC Centre, 13th Floor
155 Wellington Street West
Toronto, Ontario
M5V 3K7

(h)	Other Provisions

(i)                 Transfer Timing. The following words shall be inserted at the end of the final paragraph of Paragraph 3(a): “Provided that any transfer of Eligible Credit Support by the Transferor pursuant to Paragraph 2(a) shall be made in accordance with sub-paragraph (i), (ii) or (iii) (as applicable) of this Paragraph 3(a) not later than the close of business on the relevant Valuation Date, regardless of whether any demand for transfer is received.”

(ii)              Early Termination. The heading for Paragraph 6 shall be deleted and replaced with “Early Termination” and the following shall be added after the word “Default” in the first line of Paragraph 6, “or a Termination Event”. The words “or an Affected Party” are inserted after the words “Defaulting Party” where such words appear in the fourth line.

(iii)            Expenses. Notwithstanding Paragraph 8, the Transferor will be responsible for, and will reimburse the Transferee for, all transfer and other taxes and other costs involved in the transfer or maintenance of Eligible Credit Support and/or Equivalent Credit Support either from the Transferor to the Transferee or from the Transferee to the Transferor pursuant to this Annex.

(iv)             Single Transferor and Single Transferee and single Transaction. Party A shall always be the Transferor and Party B shall always be the Transferee. Notwithstanding anything to the contrary herein, this Credit Support Annex is being entered into solely in connection with the Transaction or Transactions entered into on or about the date hereof in respect of the Series 202●-● Notes.

(v)               Governing Law. This Credit Support Annex shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada where applicable.

(vi)             Exchange. The Transferee shall only be obliged to transfer Equivalent Credit Support under Paragraph 3(c)(ii) if the Valuation Agent has confirmed in writing that no Delivery Amount would be created or increased by the transfer (and the date of calculation will be deemed a Valuation Date for this purpose).

(vii)          [DBRS Criteria

“DBRS Credit Support Amount” shall mean, on any day after a DBRS First Rating Trigger event has occurred but before a DBRS Second Rating Trigger event has occurred, the greater of (i) the Secured Party’s Exposure plus the product of the Notional Amount, determined on such Valuation Date, of the Transaction and the respective derivative volatility cushion below and (ii) 0.

Weighted Average Life of Transaction in Years	Derivative Volatility Cushion (First Rating Trigger)
1 or less	2.00%
3 or less but more than 1	2.50%
5 or less but more than 3	2.75%
7 or less but more than 5	3.00%
10 or less but more than 7	3.50%
20 or less but more than 10	4.25%
more than 20	5.00%

and on any day after a DBRS Second Rating Trigger event has occurred, the greatest of (i) the payment due to be made by Party A under Section 2(a) (after taking account of any applicable netting under Section 2(c)) on the next scheduled Payment Date under the Transaction, (ii) the Secured Party’s Exposure plus the product of the Notional Amount, determined on such Valuation Date, of the Transaction and the respective derivative volatility cushion below and (iii) 0.

Weighted Average Life of Transaction in Years	Derivative Volatility Cushion (Second Rating Trigger)
1 or less	7.00%
3 or less but more than 1	7.50%
5 or less but more than 3	8.00%
7 or less but more than 5	9.00%
10 or less but more than 7	10.00%
20 or less but more than 10	12.00%
more than 20	14.00%]

(viii)        [Moody’s Criteria.

“Moody’s Credit Support Amount” means, for any Valuation Date, if the Moody’s First Rating Trigger Requirements apply to Party A the following amount as determined by the Valuation Agent:

The greater of (i) the Secured Party’s Exposure plus the product of the Notional Amount, determined on such Valuation Date of the Transaction and the respective potential increase below and (ii) 0.

Potential Increase of Mid-Market Valuation
Weighted Average Life of Hedge in Years	Posting Frequency (Daily)
1 or less	6.10%
2 or less but more than 1	6.30%
3 or less but more than 2	6.40%
4 or less but more than 3	6.60%
5 or less but more than 4	6.70%
6 or less but more than 5	6.80%
7 or less but more than 6	7.00%
8 or less but more than 7	7.10%
9 or less but more than 8	7.20%
10 or less but more than 9	7.30%]

(ix)             [Fitch Criteria.

“Fitch Credit Support Amount” shall mean, with respect to a Transferor on the Valuation Date and a Transaction, the amount determined under (A) or (B) below, provided that, the Fitch Credit Support Amount is to be determined after summing the MV, VC and Liquidity Adjustment for such Transaction:

(A)       if the Fitch Long-term Rating and the Fitch Short-term Rating of Party A or its Credit Support Provider is below the Fitch First Trigger Required Ratings but the Fitch Short-term Rating of Party A or its Credit Support Provider is at least as high as "F2" (or its equivalent) or the Fitch Long-term Rating of Party A or its Credit Support Provider is at least as high as "A-" (or its equivalent) by Fitch, the result of the following formula:

max [0; MV plus (Liquidity Adjustment multiplied by VC multiplied by 60% multiplied by N)] minus the Fitch Threshold for Party A; and

(B)       if the Fitch Long-term Rating of Party A or its Credit Support Provider ceases to be at least as high as "A-" (or its equivalent) by Fitch, and the Fitch Short-term Rating of Party A or its Credit Support Provider ceases to be at least as high as "F2" (or its equivalent), the result of the following formula:

max [0; MV plus (Liquidity Adjustment multiplied by VC multiplied by N)] minus the Threshold for Party A;

where:

"BLA" means basic liquidity adjustment which is 0% or 25% as determined by Fitch in accordance with the Fitch Criteria;

"Liquidity Adjustment" means (1 + BLA) multiplied by (1 plus max (0%; 5% multiplied by (WAL - 20));

"max" means maximum;

"MV" means the Transferee’s Exposure;

"VC" means the applicable volatility cushion at that time as determined by reference to percentages set out in the relevant table under the section headed "Volatility Cushions" appearing in the Fitch Criteria;

"N" means the sum of the Transaction Notional Amount(s) for each outstanding Transaction under this Agreement (other than the Transaction constituted by this Annex) at that time. Where the Transaction Notional Amounts differ under this Agreement, the higher of the Transaction Notional Amounts is expected to be used; and

"WAL" means the weighted average life of the Transaction determined in the manner described in "Volatility Cushions" appearing in the Fitch Criteria;

"Fitch Criteria" means the criteria used by Fitch as set out in the reports by Fitch Ratings dated November 4, 2021 and headed "Counterparty Criteria for Structured Finance and Covered Bonds" and "Counterparty Criteria for Structured Finance Transactions: Derivative Addendum", each as amended and supplemented from time to time.]

[Remainder of Page Intentionally Left Blank]

[Swap Counterparty]	Computershare Trust Company of Canada, as trustee of Golden Credit Card Trust, by its administrative agent, Royal Bank of Canada

By:	By:
Name:	Name:
Title:	Title:

By:
Name:
Title:

(Multicurrency – Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of ●, 202●

[SWAP COUNTERPARTY] ("Party A")	and	COMPUTERSHARE TRUST COMPANY OF CANADA, AS TRUSTEE OF GOLDEN CREDIT CARD TRUST ("Party B")

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.                   Interpretation

(a)                 Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)                 Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                 Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.                   Obligations

(a)                 General Conditions.

(i)                 Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)                Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)                Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.

(b)                 Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)                  Netting. If on any date amounts would otherwise be payable: —

(i)                  in the same currency; and

(ii)                 in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)                 Deduction or Withholding for Tax.

(i)                  Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will: —

(1)                promptly notify the other party (“Y”) of such requirement;

(2)                pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)                promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)                if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —

(A)              the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)               the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

2	ISDA® 1992

(ii)                Liability. If: —

(1)                X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)                X does not so deduct or withhold; and

(3)                a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)                 Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.                   Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: —

(a)                 Basic Representations.

(i)                  Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)                Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)               No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)               Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)                Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3	ISDA® 1992

(b)                 Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)                  Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)                 Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)                 Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)                  Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.                   Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: —

(a)                 Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: —

(i)                 any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)                any other documents specified in the Schedule or any Confirmation; and

(iii)               upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)                Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)                 Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)                Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)                 Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled. or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

4	ISDA® 1992

5.                   Events of Default and Termination Events

(a)                 Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party: —

(i)                  Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)                Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)               Credit Support Default.

(1)                Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)                the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)                the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)               Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)                Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

5	ISDA® 1992

(vi)               Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)              Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:–

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)            Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: –

(1)                the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)                the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

6	ISDA® 1992

(b)                 Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)                  Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date. it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)                to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)                to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)                Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)              Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)               Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)                Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)                 Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

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6.                   Early Termination

(a)                 Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)                 Right to Terminate Following Termination Event.

(i)                  Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)                Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)               Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)               Right to Terminate. If:—

(1)                a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)                an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

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(c)                 Effect of Designation.

(i)                 If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)                Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)                Calculations.

(i)                 Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)                Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)                 Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)                  Events of Default. If the Early Termination Date results from an Event of Default:—

(1)                First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)                First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

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(3)                Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)                Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)                Termination Events. If the Early Termination Date results from a Termination Event:—

(1)               One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)                Two Affected Parties. If there are two Affected Parties:—

(A)               if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)               if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)              Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)               Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

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7.                   Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)                 a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)                 a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.                   Contractual Currency

(a)                 Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)                 Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)                 Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)                Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

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9.                   Miscellaneous

(a)                 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)                 Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)                 Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)                 Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)                 Counterparts and Confirmations.

(i)                 This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)                The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)                  No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)                 Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.                Offices; Multibranch Parties

(a)                 If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)                 Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)                 If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11.                Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

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12.                Notices

(a)                 Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)                  if in writing and delivered in person or by courier, on the date it is delivered;

(ii)                if sent by telex, on the date the recipient’s answerback is received;

(iii)               if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)               if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)                if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)                Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.                Governing Law and Jurisdiction

(a)                 Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)                Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)                  submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)                waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

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(c)                 Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)                Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.                Definitions

As used in this Agreement: —

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means: —

(a)                 in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)                in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)                 in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)                in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

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“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different. in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

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“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values, If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of.-

(a)                 the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)                such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

16	ISDA® 1992

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

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“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction. for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

[SWAP COUNTERPARTY]		COMPUTERSHARE TRUST COMPANY OF CANADA, AS TRUSTEE OF GOLDEN CREDIT CARD TRUST

By:		By:
	Name:		Name:
	Title:		Title:

18	ISDA® 1992